
<ARTICLE> CT
<LEGEND>
This schedule contains summary financial information extracted from financial statements, schedules and other disclosure contained in Form 10-K for the year ended September 30, 1994 of B. F. Saul Real Estate Investment Trust and is qualified in its entirety by reference to such financial statements, schedules and other disclosure.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          SEP-30-1994
<PERIOD-END>                               SEP-30-1994
<TOTAL-ASSETS>                                 4994037
<COMMON>                                          6642
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        516
<OTHER-SE>                                     (95001)
<TOTAL-LIABILITY-AND-EQUITY>                   4994037
<TOTAL-REVENUES>                                     0
<INCOME-TAX>                                      7025
<INCOME-CONTINUING>                              11857
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (11315)
<CHANGES>                                        36260
<NET-INCOME>                                     23089
<EPS-PRIMARY>                                     3.66
<EPS-DILUTED>                                     3.66

